As filed with the Securities and Exchange Commission on November 9, 2021

Registration No. 333-258946

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUPER LEAGUE GAMING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	47-1990734
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Super League Gaming, Inc. 2912 Colorado Ave., Suite #203 Santa Monica, California 90404 (802) 294-2754	Ann Hand Chief Executive Officer Super League Gaming, Inc. 2912 Colorado Ave., Suite #203 Santa Monica, California 90404 (802) 294-2754
(Address, including zip code, and telephone number, including area code of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ann Hand

Chief Executive Officer

Super League Gaming, Inc.

2912 Colorado Ave., Suite #203

Santa Monica, California 90404

(802) 294-2754

Daniel W. Rumsey, Esq.

Jessica R. Sudweeks, Esq.

Disclosure Law Group, a Professional Corporation

655 West Broadway, Suite 870

San Diego, CA 92101

Telephone: (619) 272-7050

Facsimile: (619) 330-2101

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Super League Gaming, Inc. (the “Company”) is filing this Amendment No. 1 to our Registration Statement on Form S-3 (File No. 333-258946) for the sole purpose of filing Exhibits 5.1 and 23.1 with the Securities and Exchange Commission. This Amendment No. 1 does not modify any provision of the Prospectus that forms a part of the Registration Statement and accordingly such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

5.1	Opinion of Disclosure Law Group, a Professional Corporation.
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm – Baker Tilly US, LLP (filed herewith).
24.1	Power of Attorney (located on signature page of the Registration Statement on Form S-3, filed August 20, 2021)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, California, on November 9, 2021.

SUPER LEAGUE GAMING, INC.

By:	/s/ Ann Hand
Ann Hand
President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ann Hand	Chief Executive Officer,	November 9, 2021
Ann Hand	President, Chair of the Board
(Principal Executive Officer)

/s/ *	Chief Financial Officer	November 9, 2021
Clayton Haynes	(Principal Financial and Accounting Officer)

/s/ *	Director	November 9, 2021
David Steigelfest

/s/ *	Director	November 9, 2021
Jeff Gehl

/s/ *	Director	November 9, 2021
Kristin Patrick

/s/ *	Director	November 9, 2021
Mark Jung

/s/ *	Director	November 9, 2021
Michael Keller

/s/ *	Director	November 9, 2021
Michael Wann

*By: /s/ Ann Hand

Attorney-in-fact